                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     FIRST FINANCIAL MANAGEMENT CORPORATION
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

               BARRY W. BURT, VICE PRESIDENT & CORPORATE COUNSEL
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           FIRST FINANCIAL MANAGEMENT
                                  CORPORATION

                               3 Corporate Square
                                   Suite 700
                             Atlanta, Georgia 30329

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 27, 1994

     The Annual Meeting of the Shareholders of First Financial Management Corporation will be held at Hotel Nikko Atlanta, 3300 Peachtree Road, Atlanta, Georgia on Wednesday, April 27, 1994, at 10:00 a.m., local time, for the following purposes:

     1. To elect eight directors.

     2. To transact such other business as may properly come before the meeting.

     March 11, 1994, is the record date for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment thereof. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly to our transfer agent in the enclosed postage-paid reply envelope. This will assist us in preparing for the meeting.

     By order of the Board of Directors.

March 25, 1994                                                   STEPHEN D. KANE
                                                                 Secretary

     SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                           FIRST FINANCIAL MANAGEMENT
                                  CORPORATION

                         3 Corporate Square, Suite 700
                             Atlanta, Georgia 30329

                                PROXY STATEMENT
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 1994

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Financial Management Corporation ("FFMC") to be used at the Annual Meeting of Shareholders of FFMC(R) to be held at Hotel Nikko Atlanta, 3300 Peachtree Road, Atlanta, Georgia, at 10:00 a.m., local time, on April 27, 1994, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying form of proxy and FFMC's 1993 Annual Report to Shareholders were first sent or given to shareholders on or about March 25, 1994.

SOLICITATION OF PROXIES

     This proxy solicitation will be conducted principally by mail, and the cost will be paid by FFMC. Proxies may also be solicited by officers and regular employees of FFMC personally or by telephone, but such persons will not be specifically compensated for such services. In addition, FFMC has retained Wachovia Bank of North Carolina, N.A., of Winston-Salem, North Carolina ("Wachovia") to assist in soliciting proxies. For these services, FFMC will pay Wachovia $1,825, plus reimbursement of expenses. Banks, brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to their principals and customers where appropriate, and FFMC will reimburse such banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in sending the proxy material to beneficial owners of the shares.

ACTIONS TO BE TAKEN UNDER THE PROXY

     In voting by proxy, shareholders may vote in favor of all nominees or withhold their votes as to some or all nominees. Unless other instructions are contained in the spaces provided in the proxy form, all properly executed proxies received by FFMC will be voted "FOR" the election of the eight nominees for director set forth below under the heading "Election of Directors." The election of directors will require the affirmative vote of a plurality of the shares of FFMC Common Stock voting in person or by proxy at the Annual Meeting. Any proxy authorized to be voted at the meeting, including on routine matters pursuant to the discretionary authority granted in management's proxy, whether or not votes are withheld, will be counted in establishing a quorum. Broker non-votes (proxies submitted by a broker marked to indicate that the shares are not voted on a proposal) are not anticipated because brokers are authorized to vote on all matters covered by management's proxy and broker nonvotes will not be included in vote totals for director nominees and will have no effect on the outcome of the vote.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of revocation or a duly executed proxy bearing a later date to FFMC's Secretary. In order to be effective, such notice or later dated proxy must be received by FFMC prior to the exercise of the earlier proxy. A shareholder may attend the meeting, revoke his proxy and vote in person.

                               VOTING SECURITIES

     The only class of securities entitled to vote at the meeting is FFMC's Common Stock, $.10 par value ("FFMC Common Stock"). The close of business on March 11, 1994, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or at any adjournment thereof. At March 11, 1994, there were 59,981,638 shares of FFMC Common Stock outstanding, each of which is entitled to one vote at the meeting. A quorum will require a majority of the outstanding shares of FFMC Common Stock to be represented at the meeting, in person or by proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 1993, certain information with respect to the only persons or groups known by FFMC to beneficially own, as defined in Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, more than 5% of the outstanding shares of FFMC Common Stock, the only class of voting securities presently outstanding. As of December 31, 1993, there were 59,861,709 shares of FFMC Common Stock outstanding. The following information is based on a Schedule 13G furnished to FFMC by the following shareholder:

        NAME AND ADDRESS            AMOUNT AND NATURE OF     PERCENT OF OUTSTANDING
      OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP          COMMON STOCK
- --------------------------------    --------------------     ----------------------
Janus Capital Corporation/            4,613,775 shares(1)             7.71%
Thomas H. Bailey
  100 Fillmore Street
  Suite 300
  Denver, Colorado 80206

- ---------------

(1) According to its Schedule 13G dated February 11, 1994, and provided to FFMC, Janus Capital Corporation, a registered investment adviser, reported that it may have shared voting and dispositive power with respect to 4,613,775 shares held by certain mutual funds in the Janus Group. Thomas H. Bailey further separately reports in the same Schedule 13G that he owns approximately 17.6% of Janus Capital Corporation and is President and Chairman of the Board of Janus Capital Corporation and therefore may be deemed to have the power to direct the exercise of voting and/or dispositive power with respect to these 4,613,775 shares. Kansas City Southern Industries, Inc., jointly filed the same Schedule 13G with Janus Capital Corporation due solely to its approximately 81% stock ownership in Janus Capital Corporation, but disclaimed any beneficial ownership of shares of FFMC Common Stock in such Schedule 13G. In such Schedule 13G, Janus Capital Corporation, Kansas City Southern Industries, Inc. and Thomas
     H. Bailey have certified that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of FFMC.

     The following table and related notes set forth certain information concerning persons nominated as directors and the Named Officers (as that term is hereinafter defined), including their beneficial ownership, as defined in Rule 13d-3, of shares of FFMC Common Stock, and beneficial ownership of FFMC Common Stock by all executive officers and directors as a group. All such ownership is based on information furnished by these individuals as of January 31, 1994. As of January 31, 1994, there were 59,954,212 shares of FFMC Common Stock outstanding.

          NAME OF                  AMOUNT AND NATURE OF
     BENEFICIAL OWNER          BENEFICIAL OWNERSHIP(1)(2)(3)     PERCENT OF CLASS
- ---------------------------    -----------------------------     ----------------
Patrick H. Thomas                          728,846(4)                  1.21%
George L. Cohen                             11,893                        *
Robert E. Coleman                           13,638                        *
Jack R. Kelly, Jr.                          13,832                        *
Henry A. Leslie                              4,708                        *
M. Tarlton Pittard                         153,183                        *
Charles B. Presley                           3,426                        *
Virgil R. Williams                         501,888                        *
Richard D. Jackson                          86,318                        *
Stephen D. Kane                             77,694                        *
O. G. Greene                                13,034                        *
All Executive Officers and
  Directors as a Group
  (15 persons)                           1,720,381                     2.85%

- ---------------

 *  Less than 1%

(1) Except as otherwise indicated in Note 2, the persons included in the table have sole voting and investment power with respect to the shares listed as beneficially owned by them.

(2) The shares of FFMC Common Stock beneficially owned include: shares subject to options exercisable currently or within 60 days (Mr. Thomas -- 241,700, Mr. Pittard -- 69,210, Messrs. Cohen, Coleman and Kelly -- 4,500 each, Mr. Leslie -- 1,500, Mr. Jackson -- 36,500, Mr. Kane -- 36,169, Mr.
     Greene -- 6,000 and the Group -- 461,069); shares issued pursuant to restricted share awards under the Incentive Stock Plans (as hereinafter defined) and certain other restricted share awards, as to which the holders have voting rights, but not the right to transfer until expiration of the applicable restrictions (Mr. Thomas -- 0, Mr. Pittard -- 19,567, Mr. Jackson -- 46,730, Mr. Kane -- 12,067, Mr. Greene -- 6,827 and the
     Group -- 123,538); restricted shares issued under the Directors' Restricted Stock Award Plan to each director not employed by FFMC, as to which the participants have voting rights, but not the right to transfer until expiration of applicable restrictions (Messrs. Cohen, Coleman, and Kelly; -- 1,416 each; Mr. Leslie -- 1,475; Mr. Presley -- 825, Mr.
     Williams -- 472 and the Group -- 8,436); shares held by wives or children (Mr. Thomas -- 300, Mr. Cohen -- 451, Mr. Kane -- 10 and the Group -- 761); 2,850 shares held by one member of the Group as trustee of a trust benefiting his minor children; and shares held by the trustee of the FFMC Savings Plus Plan as to which the participants have voting rights and limited withdrawal rights (Mr. Thomas -- 7,459, Mr. Pittard -- 2,705, Mr. Jackson -- 1,080, Mr. Kane -- 7,384, Mr. Greene -- 207 and the
     Group -- 19,791).

(3) None of FFMC's executive officers or directors owns any warrants to purchase FFMC Common Stock.

(4) Does not include restricted stock awards made under the 1988 Plan (as hereinafter defined) of 500,000 shares and of up to 472,500 shares made to Mr. Thomas on March 22, 1994, or an option to purchase 500,000 shares of FFMC Common Stock granted to Mr. Thomas under the 1988 Plan on the same date (See "Employment Agreements").

                             ELECTION OF DIRECTORS

     It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees identified below to serve for a term of one year and until their successors are elected and qualified.

                                                                                       DIRECTOR
                                               POSITION WITH FFMC                         OF
        NAME           AGE                  AND PRINCIPAL OCCUPATION                  FFMC SINCE
- ---------------------  ---   -------------------------------------------------------  ----------
Patrick H. Thomas      51    Chairman of the Board, President and Chief Executive        1973
                             Officer
George L. Cohen        63    Director; Partner, Sutherland, Asbill & Brennan             1983
                             (attorneys and counsel for FFMC) (Atlanta, Georgia)
Robert E. Coleman      69    Director; Consultant (Retired Chairman and Chief            1986
                             Executive Officer of Riegel Textile Corporation)
                             (Greenville, South Carolina)
Jack R. Kelly, Jr.     59    Director; General Partner, Noro-Moseley Partners            1990
                             (venture capital firm) (Atlanta, Georgia)
Henry A. Leslie        72    Director; Attorney-at-Law (Retired President and Chief      1992
                             Executive Officer, Union Bank & Trust Co.) (Montgomery,
                             Alabama)
M. Tarlton Pittard     54    Director, Senior Executive Vice President and Chief         1992
                             Financial Officer
Charles B. Presley     71    Director; Retired Chairman of the Board, First Union        1993
                             National Bank of Georgia (Augusta, Georgia)
Virgil R. Williams     54    Director; Chairman and Chief Executive Officer,             1993
                             Williams Service Group, Inc. (industrial maintenance
                             services) and President, Williams Communications, Inc.
                             (magazine publishers) (Atlanta, Georgia)

     With the exception of Virgil R. Williams, all of the nominees were elected as directors at the 1993 Annual Meeting of FFMC's shareholders. Mr. Williams was appointed a director by action of the Board of Directors taken on October 27, 1993, to fill the vacancy created by the action of the Board of Directors taken on the same date increasing the number of directors of FFMC from eight to nine. If any nominee for the office of director is unable or fails to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election in his stead of such other person as management may recommend. If any shareholder desires to nominate another person for election as director at the Annual Meeting, such person must be named in a written notice by such shareholder delivered to the Secretary of FFMC at FFMC's principal executive office not less than five days prior to the date of the Annual Meeting, in accordance with Section 2.7 of FFMC's Bylaws, a copy of which may be obtained from the Secretary.

     Each nominee for director has been principally employed in his present capacity (or substantially similar capacities with the same or predecessor organizations) for at least five years except as indicated below.

     Prior to his retirement in March 1991, Mr. Leslie had served for more than four years as President and Chief Executive Officer of Union Bank & Trust Co., Montgomery, Alabama. He served as a director of FFMC's then-subsidiary Basis Information Technologies, Inc. ("Basis"), from 1990 to 1992. Mr. Leslie previously served as a director of FFMC from 1981 through 1989.

     From 1986 through his retirement in August 1992, Mr. Presley served as Chairman of the Executive Committee of the Board of Directors of First Union National Bank of Georgia, as well as serving as Chairman of the Board of such bank until February 1988. During such time Mr. Presley also held the same positions with the bank's holding company, First Union Corporation of Georgia. Mr. Presley previously served as a director of FFMC from 1972 through 1989.

     Mr. Williams previously served as a director of FFMC from 1985 through 1989.

     The nominees for director of FFMC who serve as directors of unaffiliated public corporations are Mr. Coleman, who is a director of Boise Cascade Corporation, Mr. Presley, who is a director of Merry Land & Investment Company, Inc., and Mr. Williams, who is a director of BankSouth Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

     In addition to an Executive Committee, presently composed of Messrs. Thomas, Cohen, Coleman and Presley, the Board of Directors has standing Audit, Compensation and Nominating Committees.

     The Audit Committee, presently composed of Messrs. Kelly, Leslie, Presley and Jack A. Skarupa met three times in 1993. The functions of the Audit Committee are to recommend each year the firm to be employed as FFMC's independent auditor, to consult with the auditor regarding the plan of audit, the report of the audit and the adequacy of internal accounting controls, to monitor the independence of the auditor, to conduct a review of all FFMC transactions with related parties and potential conflict of interest transactions and to report to the Board of Directors at least annually.

     The Compensation Committee, presently composed of Messrs. Coleman, Kelly, Leslie and Skarupa, met six times in 1993. The functions of the Compensation Committee are to approve compensation arrangements for FFMC's Chief Executive Officer and upon recommendations by FFMC's Chief Executive Officer for FFMC's Senior Executive Officers (for all executive officers during 1993); to approve executive officer compensation plans; to grant options and other awards under FFMC's Incentive Stock Plans and Performance Units Incentive Plan and to carry out the duties and responsibilities of the Board of Directors regarding FFMC's savings plans; and to carry out such other duties and responsibilities as may be designated by the Board of Directors. (Senior Executive Officers are those executive officers of FFMC who report directly to the Chief Executive Officer.)

                          COMPENSATION RELATED MATTERS

                    REPORT ON EXECUTIVE COMPENSATION BY THE
              COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS (1)

     The Compensation Committee (the "Committee") of the Board of Directors of FFMC is composed entirely of directors who are not employees of FFMC. The Board of Directors has delegated to the Committee the authority:

          1. To approve compensation arrangements for Patrick H. Thomas, Chairman of the Board, President and Chief Executive Officer of FFMC ("Mr. Thomas"), including discretionary awards under FFMC's incentive compensation plans;

          2. To approve, upon recommendations by the Chief Executive Officer, the compensation arrangements for Senior Executive Officers of FFMC (for all executive officers during 1993) and executive compensation plans and to review generally the compensation of FFMC's other executive officers, as

- --------------------------------------------------------------------------------

(1) Pursuant to Item 402(a)(9) of Regulation S-K, as promulgated by the SEC, the material in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC or to be subject to Regulations 14A or 14C, other than as provided in Item 402, or to the liabilities of
    Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and no general incorporation of such material by reference thereto, whether made before or after the date hereof, shall be deemed specifically to request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act within the meaning of Item 402(a)(9).

     determined by the Chief Executive Officer (Senior Executive Officers are those executive officers of FFMC who report directly to the Chief Executive Officer, namely Messrs. Kane, Jackson and Pittard, as listed in the Summary Compensation Table included in this Proxy Statement); and

          3. To administer FFMC's Incentive Stock Plans (as defined elsewhere in this Proxy Statement) and make awards thereunder to FFMC employees and to carry out the duties and responsibilities of the Board of Directors regarding FFMC's other compensation and savings plans.

     Pursuant to the proxy rules promulgated by the Securities and Exchange Commission, this report describes the compensation policies of the Committee applicable to the executive officers of FFMC including the specific relationship of corporate performance to executive compensation for 1993. The report also discusses the 1993 compensation of Mr. Thomas.

COMPENSATION POLICIES

     FFMC's compensation policies for executive officers are designed to allow FFMC to attract and retain highly qualified executive officers whose contributions are necessary for the continued growth and success of FFMC. FFMC's compensation policies for executive officers have two principal components: (1) a significant portion of an executive officer's compensation depends on the performance of the individual and FFMC; and (2) compensation in the form of stock options, restricted stock awards and similar awards is contingent upon continued employment of the executive officer over a specified period of time up to five years. The Committee believes that ownership of FFMC stock by its executive officers is desirable, and FFMC's compensation policies and plans are designed to encourage such stock ownership. Specific information concerning the implementation of these policies in connection with the compensation arrangements of Mr. Thomas and the executive officers is provided below.

     Based on the advice of counsel, the Compensation Committee believes that all compensation paid to FFMC's executive officers for 1993 is deductible for federal income tax purposes notwithstanding the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee's policy with respect to compensation to be paid to FFMC's executive officers after 1993 is to implement its compensation policies taking into account any potential limitations on the deductibility of compensation in excess of $1,000,000 per year imposed by Section 162(m), but not requiring that all compensation qualify for exemption from such limitation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Since 1986, Mr. Thomas's compensation as Chief Executive Officer has been based on long-term employment agreements made with Mr. Thomas by the Committee and ratified by the Board of Directors. (For a more complete description of Mr. Thomas's employment agreement, see "Employment Agreements" in this Proxy Statement.) The agreement in effect for 1993, entered into in 1989, provides for a minimum annual salary (subject to annual review for increases) and a formula incentive bonus equal to the lesser of the market value of 94,500 shares of FFMC Common Stock (subject to adjustment for stock dividends, stock splits, etc.) following the public announcement of FFMC's earnings for the year, or 2 1/2% of FFMC's "pre-tax income," but not less than $1,800,000. For 1993, Mr. Thomas's annual salary was increased to $875,000, an increase of $50,000 or 6.1% over his 1992 annual salary, which the Committee subjectively determined was appropriate (giving approximately equal weight to each of the factors) in the light of FFMC's continued outstanding performance, including increased pretax income and earnings per share (excluding the write-down resulting from FFMC's 1992 sale of Basis Information Technologies, Inc.), the successful completion of acquisitions and a major realignment of FFMC's business through its sale of Georgia Federal Bank and Basis. The amount of the salary increase was determined relative to the percentage increase granted to other executive officers who did not undergo significant changes in their duties. The incentive bonus for 1993 was $5,410,125, equal to the value of 94,500 shares of FFMC Common Stock based on the average closing price for the ten business days after the announcement of FFMC's 1993 earnings ($57.25). The Committee did not consider awards to Mr. Thomas of options or restricted stock in 1993 in light of awards made at or near the beginning of the initial five-year term of his employment agreement (i.e., options covering 157,500 shares each in 1988 and 1989 and an award of 236,250 restricted shares in 1989, the restrictions on which lapsed at the end of 1993).

ANNUAL SALARIES

     The annual salaries of executive officers are fixed initially at amounts that are deemed by the Chief Executive Officer in his discretion as necessary and appropriate to attract executives of outstanding ability and experience. Except with respect to Mr. Greene, the base salary of each of the Named Officers (as defined below) was set pursuant to negotiated employment agreements with such officers. Salaries of executive officers are reviewed annually, and increases are made based on a subjective evaluation by the Chief Executive Officer of the individual's overall performance. Salaries and salary increases of executive officers (Senior Executive Officers after 1993) are subject to approval by the Compensation Committee, based on recommendations of the Chief Executive Officer.

INCENTIVE BONUSES

     The compensation of FFMC's executive officers for 1993 included incentive compensation based primarily on the growth in 1993 in FFMC's pre-tax income and earnings per share and a general subjective evaluation by the Chief Executive Officer of the individual's performance during the year, subject to approval by the Compensation Committee of incentive bonuses of Senior Executive Officers based upon the recommendations of the Chief Executive Officer, including in each case the amount of the recommended bonus for each Senior Executive Officer. Income from continuing operations rose 53% over the previous year (excluding the write-down resulting from FFMC's 1992 sale of Basis Information Technologies, Inc.) Earnings per share from continuing operations increased 48%, excluding the Basis write-down.

RESTRICTED SHARES

     Under the Incentive Stock Plans, the Committee has awarded to executive officers from time to time restricted shares of FFMC stock that ordinarily vest only upon the expiration of a specified period. When such awards are made, the number of shares awarded to executive officers is based upon recommendations of the Chief Executive Officer, taking into account his subjective evaluation of the individual's performance, the amount of any cash bonus and awards of restricted shares and options previously and contemporaneously granted to the individual under the Incentive Stock Plans. If the executive officer's employment terminates before vesting, generally the shares are forfeited. The vesting period generally has been five years, so that the executive officer's continued employment over the specified period of time is required in order to obtain the shares. The value of all restricted stock awards is dependent upon the market value of FFMC Common Stock as of the date on which the restrictions on the awarded shares lapse. Because the value of all awards of restricted stock depends upon the market price of the stock at a future date when the restrictions terminate, the potential value of the award fluctuates with changes in the per share value of FFMC Common Stock. No restricted shares were awarded to the Named Officers in 1993 based upon the Chief Executive Officer's recommendation of stock option grants for 1993.

STOCK OPTIONS

     Under the Incentive Stock Plans, the Committee has awarded to executive officers from time to time options to purchase FFMC Common Stock. When such grants are made, the number of options granted to executive officers is based upon recommendations of the Chief Executive Officer, taking into account his subjective evaluation of the individual's performance, the amount of any cash bonus and awards of options and restricted shares previously and contemporaneously granted to the individual under the Incentive Stock Plans. The options have generally vested at the rate of 20% of the underlying shares at the end of six months following grant and an additional 20% each twelve months thereafter. The options are exercisable for ten years, generally at a price equal to 100% of fair market value at the date of grant. Options granted have not had performance contingencies, but realization of the value provided through the options has required the option holder to remain employed by FFMC until the options vest, and the value of the amounts realizable through exercise of the options depends on increases in the per share value of FFMC Common Stock, which aligns the interests of the executive officers in regard to that element of compensation with the interests of the shareholders over the life of the option.

OTHER COMPENSATION PLANS

     FFMC has a number of other broad-based employee benefit plans in which executive officers participate on the same terms as other employees meeting the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans. The matching contribution by FFMC to the savings account portion of the Savings Plus Plan under Section 401(k) of the Code is invested in FFMC Common Stock, which further aligns the employees' and shareholders' long-term financial interests.

     Mr. Thomas and FFMC's executive officers participate in a life insurance plan (more fully described in Note 4 to the Summary Compensation Table in this Proxy Statement) that provides death benefits generally equal to three times the executive's annual salary or larger amounts where required by employment agreements, until the executive dies or reaches normal retirement age. Both FFMC and the participants share in the payment of the premiums, except as otherwise provided in certain employment agreements. FFMC will receive from the cash value of the policy or the proceeds an amount equal to its total premiums paid plus the cost of funds invested in premiums during the policy period. The executive (or the executive's beneficiary) then receives the remainder of the proceeds or cash value. FFMC's premium outlay is always exceeded by the increasing cash values of the policies.

     Submitted by the Compensation Committee of the Board of Directors:

                          ROBERT E. COLEMAN, Chairman
                          JACK R. KELLY, JR. (from April 27, 1993)
                          HENRY A. LESLIE (from April 27, 1993)
                          JACK A. SKARUPA
                          GEORGE L. COHEN (until April 27, 1993)

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is presently comprised of Messrs. Coleman, Kelly, Leslie and Skarupa. Mr. Cohen served as a member of the Compensation Committee until April 27, 1993. Mr. Cohen is a partner in the law firm of Sutherland, Asbill & Brennan, which receives fees for acting as primary outside legal counsel to FFMC. Messrs. Kelly and Leslie became members of the Compensation Committee on April 27, 1993.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and long-term compensation for services rendered in all capacities to FFMC and its subsidiaries for the fiscal years ended December 31, 1993, 1992 and 1991, respectively, for those persons who were, at December 31, 1993, (i) FFMC's Chief Executive Officer and
(ii) its four other most highly compensated executive officers (such five individuals being hereinafter collectively referred to as the "Named Officers").

                                                   SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                           ANNUAL COMPENSATION                              -----------------------------------------
                                                                                    AWARDS               PAYOUTS
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                                            (H)        (I)
                                                                                                           LONG-       ALL
                                                                                (F)                         TERM      OTHER
          (A)                                                   (E)          RESTRICTED        (G)       INCENTIVE    COMP-
        NAME AND         (B)      (C)          (D)         OTHER ANNUAL        STOCK        OPTIONS/      PAYOUTS   ENSATION
   PRINCIPAL POSITION    YEAR  SALARY ($)   BONUS ($)    COMPENSATION ($)  AWARDS ($)(1)   SARS (#)(2)     ($)(3)    ($)(4)
- ------------------------ ----  ----------  ------------  ----------------- --------------  -----------   ---------- ---------
PATRICK H. THOMAS
Chairman of the Board,   1993    875,000   5,410,125(5)      0                  0              0            0         15,836
President & Chief        1992    825,000   3,920,525(5)      0                  0              0            0         16,012
Executive Officer        1991    775,000   2,972,813(5)      0                  0              0           95,837         --
M. TARLTON PITTARD
Senior Executive Vice    1993    424,000     250,000         0                  0             10,000        0         12,696
President & Chief        1992    400,000     200,000         0                 142,515         0           51,353     13,314
Financial Officer        1991    375,000     0               0                 180,000         7,500       51,353         --
RICHARD D. JACKSON
Senior Executive Vice    1993    424,000     300,000         0                  0             10,000        0         51,331
President & Chief        1992    400,000     290,000         0                  0              0            0         51,268
Operations Officer       1991    375,000     251,000         0                 180,000         7,500        0             --
STEPHEN D. KANE
Senior Executive Vice    1993    350,000     250,000         0                  0             10,000        0          8,521
President, Chief         1992    300,000     150,000         0                 142,515         0           35,947      7,651
Administrative Officer & 1991    200,000     0               0                 180,000         3,750       35,947         --
Secretary
O.G. GREENE
Senior Executive Vice    1993    325,000     100,000         0                  0             10,000        0          9,687
President & Deputy Chief 1992    152,868      25,000         0                 159,375        10,000        0          6,276
Operations Officer       1991     N/A          N/A          N/A                N/A            N/A          N/A           N/A

- ---------------

(1) All awards of restricted shares to the Named Officers have been made under the 1988 Plan (as hereinafter defined) and are valued in the table based upon the closing market prices of FFMC Common Stock on the grant dates. Dividends are payable with respect to all awards of restricted shares reported in this column. As of December 31, 1993, each individual held the following aggregate number of restricted shares of FFMC Common Stock having the values indicated, based upon the closing market price of $56.75 per share of FFMC Common Stock on such date (Mr. Thomas -- 0 shares/$0; Mr. Pittard -- 15,000 shares/$851,250; Mr. Jackson -- 41,250 shares/$2,340,938;
     Mr. Kane -- 7,500 shares/$425,625 and Mr. Greene -- 5,000 shares/$283,750).
     Does not include restricted stock awards made under the 1988 Plan of 500,000 shares and up to 472,500 shares made to Mr. Thomas on March 22, 1994 (See "Employment Agreements").

(2) FFMC has no outstanding awards of Stock Appreciation Rights ("SARs"), thus this column lists only options. All option awards granted to the Named Officers in 1993 were made under the Incentive Stock Plans (See "Options and Stock Appreciation Rights"). Does not include an option to purchase 500,000 shares of FFMC Common Stock granted to Mr. Thomas under the 1988 Plan on March 22, 1994 (See "Employment Agreements").

(3) All sums listed in this column were paid in cash pursuant to FFMC's Performance Units Incentive Plan.

(4) Includes for each of the indicated individuals the following amounts for 1993 and 1992 representing (i) contributions by FFMC to the FFMC Savings Plus Plan (for 1993: Messrs. Thomas, Pittard, Jackson, Kane and
     Greene -- $2,973 each; for 1992: Messrs. Thomas, Pittard, Jackson and
     Kane -- $2,182 each, and Mr. Greene -- $0), (ii) the dollar value of the benefit to the Named Officer of the premium paid by or on behalf of FFMC under its Key Executive Life Insurance Plan (or by or on behalf of a subsidiary of FFMC with respect to a policy held by it on such individual) for the year in question on split-dollar life insurance policies for the benefit of the individual, determined for the period, projected on an actuarial basis, between payment of the premium and the refund, as hereinafter described (for 1993: Mr. Thomas -- $12,863; Mr.
     Pittard -- $9,723; Mr. Jackson -- $17,819; Mr. Kane -- $5,548 and Mr.
     Greene -- $6,714; for 1992: Mr. Thomas -- $13,830; Mr. Pittard -- $11,132;
     Mr. Jackson -- $18,900; Mr. Kane -- $5,469 and Mr. Greene -- $6,276), and
     (iii) for Mr. Jackson, the annual calendar-year dollar-value increase in the accumulated cash value of the life insurance policy required to be carried by FFMC pursuant to his employment agreement as discussed below, representing accrued deferred compensation to Mr. Jackson for the years in question (for 1993: $30,539; and for 1992: $30,186). As previously discussed under "Other Compensation Plans," FFMC will receive from the cash value of such policies or the proceeds thereof an amount equal to the total premiums paid by FFMC plus the cost of funds invested in premiums during the policy period. The Named Officer (or the Named Officer's beneficiary) then receives the remainder of the proceeds or cash value. Each of the Named Officers paid the amount of the premium associated with the portion of the term life component of the insurance coverage in question in excess of the minimum coverage required, if any, to be maintained at FFMC's expense pursuant to existing employment agreements, and FFMC paid the remainder of the premium associated with the required minimum term life component, if any, and the whole life component of such coverage. Specifically, the amounts listed in this footnote are the dollar values (as determined above) of the respective benefits to the Named Officers of the 1993 and 1992 premiums actually paid by FFMC (or a subsidiary thereof) on such split-dollar life insurance policies for the respective Named Officers and for which FFMC was not reimbursed by the Named Officers. These amounts constitute the company-paid portion of such premiums. The balances of the premiums on these policies, while also paid directly to the carrier by FFMC, were fully reimbursed to FFMC by payroll withholding on the respective Named Officer, and are equal to the annual premium which the Named Officer would pay for a policy of equal coverage amount under the carrier's group term life insurance product, based upon the group term rates supplied by the carrier to FFMC. As these amounts constitute the employee-paid portion of the premiums on these policies, and thus are not compensation to the Named Officer, such amounts are not listed herein. In addition, Mr. Jackson's employment agreement with FFMC provides in part that in the event his employment is terminated other than due to his death, he will receive deferred compensation equal to the accumulated cash value of such policy ($222,949 as of December 31, 1993) (See "Employment Agreements"). Information for years prior to 1992 is not required to be disclosed pursuant to SEC regulations.

(5) Incentive compensation for Mr. Thomas is set by his Employment Agreement with FFMC (See "Employment Agreements") and neither the award nor the amount thereof is discretionary during the term of the Agreement on the part of the Compensation Committee.

OPTIONS AND STOCK APPRECIATION RIGHTS

     All options to purchase FFMC Common Stock granted to the Named Officers have been made under either the 1988 Incentive Stock Plan (the "1988 Plan") or the 1982 Incentive Stock Plan (the "1982 Plan") (collectively, the "Incentive Stock Plans"), or were options assumed by FFMC under the Endata Stock Option Plan (the "Subsidiary Stock Plan") upon FFMC's acquisition of Endata, Inc., in 1987. Upon such acquisition, FFMC converted options outstanding under the Subsidiary Stock Plan into options to acquire FFMC Common Stock. (All options granted under the Incentive Stock Plans or assumed by FFMC under the

Subsidiary Stock Plan being hereinafter collectively referred to as "Options.") No stock appreciation rights ("SARs") were granted or outstanding under the Incentive Stock Plans or the Subsidiary Stock Plan in 1993.

GRANTS IN 1993

     Shown below is information concerning grants of Options during 1993 to the Named Officers. As no SARs were granted in 1993, all numbers shown reference only Options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                        INDIVIDUAL GRANTS
- -----------------------------------------------------------------
                                 % OF
                                 TOTAL
                   NUMBER OF    OPTIONS
                   SECURITIES   GRANTED
                   UNDERLYING     TO       EXERCISE
                    OPTIONS    EMPLOYEES    OR BASE                        GRANT DATE VALUE
                    GRANTED    IN FISCAL     PRICE     EXPIRATION   ------------------------------
      NAME          (#)(1)       YEAR      ($/SHARE)      DATE      GRANT DATE PRESENT VALUE($)(2)
- -----------------  ---------   ---------   ---------   ----------   ------------------------------
Patrick H. Thomas         0          0         N/A           N/A                    N/A
M. Tarlton Pittard   10,000       9.46       41.00       1/27/03                210,510
Richard D. Jackson   10,000       9.46       41.00       1/27/03                210,510
Stephen D. Kane      10,000       9.46       41.00       1/27/03                210,510
O. G. Greene         10,000       9.46       41.00       1/27/03                210,510

- ---------------

(1) These Options were granted under the 1988 Plan. The option agreements governing these Options provide that during each of the five successive twelve-month periods of continued employment commencing six months after the date of grant, an Option becomes exercisable as to cumulative amounts equal to one-fifth of the total shares covered by such Option. Pursuant to the 1988 Plan, the Compensation Committee of the FFMC Board of Directors at any time before the complete termination of an Option may accelerate the time or times at which such Option may be exercised, in whole or in part.

(2) These estimated values have been developed solely for purposes of comparative disclosure pursuant to the rules and regulations of the SEC. The Black-Scholes option pricing methodology, on which the present values of the stock options granted to the Named Officers are based, attempts to portray the value of an option at the time of grant. In computing these values by application of the Black-Scholes model, the following assumptions were used: expected exercise period -- 10 years; risk-free rate of return -- 6.480%; dividend yield -- .24%; and expected volatility -- .0579. The resulting present value per option share is $21.051. The actual value, if any, that may be realized from these options will depend solely upon the increase in stock price over the exercise price of $41.00 when the options are exercised.

EXERCISES OF OPTIONS AND STOCK APPRECIATION RIGHTS IN 1993 AND AGGREGATE YEAR-END OPTION VALUES

     Shown below is information with respect to exercises of Options in 1993 by the Named Officers and the year-end values of all Options held by the Named Officers. No SARs were outstanding or exercised in 1993, and accordingly all numbers shown reference only Options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                               SECURITIES
                                                               UNDERLYING             VALUE OF
                                                               NUMBER OF           UNEXERCISED IN-
                                                              UNEXERCISED             THE-MONEY
                                                               OPTIONS AT          OPTIONS AT FY-
                           SHARES                              FY-END(#)              END($)(1)
                          ACQUIRED
                         ON EXERCISE          VALUE           EXERCISABLE/          EXERCISABLE/
          NAME               (#)           REALIZED($)       UNEXERCISABLE          UNEXERCISABLE
- ------------------------------------       -----------       --------------       -----------------
Patrick H. Thomas         130,000          3,428,281             241,700/0              9,404,966/0
M. Tarlton Pittard          N/A               N/A            69,210/20,773        3,014,042/656,705
Richard D. Jackson          N/A               N/A            36,500/18,500        1,506,375/556,125
Stephen D. Kane             6,500            229,106         36,169/15,406        1,580,889/436,465
O. G. Greene                N/A               N/A             6,000/14,000          131,000/275,250

- ---------------

(1) Equal to the net value of the Option as of December 31, 1993, if the Option at such time had a per-share exercise price less than the per share closing market price of FFMC Common Stock (i.e., closing market price of $56.75 per share of FFMC Common Stock on December 31, 1993, less the applicable per share exercise price of the Option, multiplied by the number of outstanding Options).

REPRICINGS OF OPTIONS AND STOCK APPRECIATION RIGHTS

     No Options were repriced during 1993. As stated above, no SARs were outstanding in 1993.

LONG-TERM INCENTIVE PLAN AWARDS IN 1993

     FFMC's only "long-term incentive plan" as defined by applicable SEC regulations (which excludes the Incentive Stock Plans) that was in effect in 1993 was its Performance Units Incentive Plan (the "Units Plan"). However, no awards of performance units or any other type of rights have been made under the Units Plan since 1990.

PENSION PLAN

     FFMC has no defined benefit or actuarial pension plan.

COMPARISON OF CUMULATIVE TOTAL RETURN TO SHAREHOLDERS ON FFMC COMMON STOCK OVER PREVIOUS FIVE YEARS

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on FFMC Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Computer Software and Services Index at year-end for the calendar years 1989 through 1993.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
                     Among FFMC, the S&P 500 Index and the
                   S&P Computer Software & Services Index(2)



                                 1988            1989              1990             1991            1992              1993
                                 ----            ----              ----             ----            ----              ----
FIRST FINANCIAL MANAGEMENT       100               125              94               160            240                333
S & P 500                        100               132             128               166            179                197
S & P CMPTR SOFTWR & SVCS        100               122              95               145            172                219


- ---------------

(1) Pursuant to Item 402(a)(9) of Regulation S-K, as promulgated by the SEC, the material in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC or to be subject to Regulations 14A or 14C, other than as provided in Item 402, or to the liabilities of Section 18 of the Exchange Act and no general incorporation of such material by reference thereto, whether made before or after the date hereof, shall be deemed specifically to request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act within the meaning of Item 402(a)(9).

(2) Assuming (i) $100 invested in the applicable stock or index on December 31, 1988, (ii) 100% reinvestment of dividends, and (iii) respective fiscal years ending December 31.

                             DIRECTOR COMPENSATION

     All members of the Board of Directors who are not employed by FFMC (an "Outside Director") receive compensation in the amount of $8,000 as an annual retainer plus $1,500 for attendance at each meeting of the Board and $1,000 for attendance at each committee meeting. In addition, the Directors' Restricted Stock Award Plan provides for each Outside Director to receive 708 shares of FFMC Common Stock (subject to adjustment to reflect future stock dividends or stock splits) annually, or a prorated number of shares for any partial year of service after the director's initial election or appointment, subject to restrictions expiring on the date of the second annual meeting of FFMC shareholders following the award. If a director's service terminates, other than for death or disability, before the expiration of restrictions on any shares, the shares are forfeited. Each Outside Director is entitled to receive under the 1990 Directors' Stock Option Plan (the "Directors' Stock Option Plan") an annual grant of a stock option to purchase 1,500 shares of FFMC

Common Stock (subject to adjustment to reflect future stock dividends, stock splits, other changes in FFMC Common Stock, or in the event of a merger, consolidation or similar transaction). The Directors' Stock Option Plan provides for each option to be granted automatically on the date of the annual organizational meeting of the Board held following FFMC's annual meeting of shareholders. The option becomes exercisable twelve months after the grant at an exercise price for each such option equal to 75% of the mean between the highest and lowest selling prices of FFMC Common Stock on the New York Stock Exchange composite tape on the date of grant. In order to exercise an option, the Outside Director must pay the exercise price and any applicable withholding taxes. If a director's service terminates during the twelve months following a grant, other than through death or disability, a prorata portion of the option is cancelled. Options expire 20 years after the date of grant, or sooner in the event of the director's death. Director's options become exercisable and restrictions on director's restricted shares lapse upon a change in control of FFMC as defined in the applicable plan. No director received any compensation for his services as a director with respect to 1993 other than pursuant to these standard arrangements.

                             EMPLOYMENT AGREEMENTS

     Mr. Thomas's employment by FFMC is governed by an employment agreement entered into in 1989 (the "1989 Agreement") that provides for: (a) a salary at an initial annual rate of $700,000, subject to annual review for increases (currently $875,000); (b) annual additional incentive compensation equal to the lesser of 2 1/2% of FFMC's income before income taxes (computed without deduction of his bonus) or the market value of 94,500 shares of FFMC Common Stock (subject to adjustment for stock dividends, stock splits, etc.) following public announcement of FFMC's earnings for the year, but not less than $1,800,000; (c) continued participation in stock option and other incentive plans; (d) life insurance in the amount of $5,000,000 payable to his beneficiary or estate; and (e) perquisites amounting to less than $50,000 annually, in addition to health insurance and other benefits available generally to FFMC employees. The agreement was for an initial five-year term ending December 31, 1993 and is subject to automatic renewals for successive one-year terms absent notice of nonrenewal by FFMC or Mr. Thomas at least 180 days prior to the expiration of the initial or any renewal term and continues in effect for 1994. The agreement is terminable by either party and provides for severance pay based on a multiple of current annual compensation (the greater of the previous year's salary or current salary, plus the amount of additional incentive compensation for the preceding calendar year, plus the amount then most recently earned under the Performance Units Incentive Plan) plus any excise taxes attributable to excess "parachute payments" under the Code, and continuation of group insurance benefits for five years. The applicable multiples are: (a) 300% in the event of termination by either party within three years after a "change in control" of FFMC as defined in the agreement; (b) 200% in the event of termination by FFMC at any other time, termination for disability or termination by Mr. Thomas following certain changes in his authority or responsibilities, other than following a change in control of FFMC; and (c) 100% in the event of other voluntary termination by Mr. Thomas, in which case he is subject to certain noncompetition provisions for one year.

     Mr. Thomas recently executed a new employment agreement with FFMC (the "New Agreement") covering the years 1995 through 1999 containing essentially the same provisions as the 1989 Agreement, except that, in lieu of an annual cash bonus equal to the lesser of the value of 94,500 shares of FFMC Common Stock or 2 1/2% of pretax income for the year, he received an award of restricted shares under the 1988 Plan providing that up to 94,500 shares may be earned for each year of the New Agreement, depending on a formula established by the Compensation Committee and similar to the cash bonus formula in the 1989 Agreement, and also subject to his continued employment until December 31, 1999, except in the event of disability, death or involuntary termination. As consideration for execution of the New Agreement, Mr. Thomas also received an award under the 1988 Plan of 500,000 restricted shares, subject to FFMC's meeting a performance goal established for 1994 by the Compensation Committee and to Mr. Thomas's continued employment until December 31, 1999, except in the event of disability, death or involuntary termination. By comparison Mr. Thomas was awarded 236,250 restricted shares in 1989 in connection with the 1989 Agreement. Those shares vested on December 31, 1993. Mr. Thomas was also granted an option to purchase 500,000 shares of FFMC Common Stock under the 1988 Plan. The new options are exercisable at an option price of $57.25 per share (the market price on the date of grant) and become exercisable at the rate of 100,000 shares at the end of each year beginning with 1995. By comparison, Mr. Thomas was awarded options to purchase a total of 315,000 shares in 1988 and 1989. All of the restricted shares vest and all of the options become exercisable in the event of a change in control of FFMC. As an inducement to Mr. Thomas to execute the New Agreement, the Compensation Committee has agreed that it is in the best interests of FFMC and Mr. Thomas for him to be able to make limited sales of FFMC Common Stock in the market at appropriate times in compliance with Rule 144 under the Securities Act, in order to provide him with liquidity and an opportunity for investment diversification, while at the same time retaining a substantial equity interest in FFMC. Mr. Thomas agreed that, until the termination of the New Agreement, he will not make any such sales without prior approval of the Compensation Committee, except for sales not in excess of 100,000 shares during each year of the term of the New Agreement made during the period of ten business days beginning on the third business day following the release for publication of FFMC's report of sales and earnings for a quarter or year and except for sales of up to 100,000 shares to be made during 1994.

     FFMC also entered into employment agreements with Mr. Pittard initially for the years 1989 through 1993, and now extended at least through 1994, with Mr. Jackson for the years 1991 through 1995, and with Mr. Kane for the years 1992 through 1996, in each case subject to automatic renewal for successive one-year periods absent notice of nonrenewal in advance of the expiration of the initial or any renewal term, and providing for: (a) a salary at an initial annual rate of $300,000 for Mr. Pittard, $375,000 for Mr. Jackson, and $300,000 for Mr. Kane, subject to annual review for increases; (b) annual additional incentive compensation; (c) participation in stock option and other incentive plans; (d) participation in employee benefit plans; (e) reimbursement of dues and costs of club memberships; and (f) an automobile allowance. Each agreement is terminable by either the officer or FFMC and provides for severance pay based on a multiple of current annual compensation (computed as described above) plus any excise tax attributable to excess "parachute payments" under the Code and continuation of group insurance benefits for three years. The applicable multiples are: (a) 300% in the event of termination by either party within three years after a "change in control" of FFMC as defined in the agreements; and (b) 200% in the event of termination of the officer's employment by FFMC other than for cause, in the event of death or disability of the individual (except in the event of the death of Mr. Jackson), or in the event of termination by the officer following certain changes in his authority or responsibilities, except that no payment is to be made with respect to the death of Messrs. Pittard or Kane provided that their respective estates or beneficiaries receive a specified amount as proceeds of a life insurance policy on each such individual, with premiums thereon to be paid by FFMC during such individual's life. If employment is terminated for any other reason, the severance payment shall be equal to unpaid salary through the termination date. Mr. Jackson's agreement also provides for FFMC to maintain a $900,000 life insurance policy on Mr. Jackson, which policy currently provides for death benefits payable equally to FFMC and Mr. Jackson. The agreement further provides that upon Mr. Jackson's termination of employment other than due to his death, he will receive deferred compensation equal to the accumulated cash value of the policy (currently estimated at approximately $222,949). Mr. Jackson is also subject to certain noncompetition provisions upon the termination of his employment, unless such termination is the result of (i) his voluntary resignation following a change in control of FFMC, or (ii) his election to terminate his employment for "good reason," as defined in the agreement.

                              CERTAIN TRANSACTIONS

     Certain executive officers of FFMC or members of their immediate families had loans outstanding during 1993 from Georgia Federal Bank, FSB ("Georgia Federal"), which was a subsidiary of FFMC until June 14, 1993. Except for loans made to officers of Georgia Federal, such loans: (a) were made in the ordinary course of business; (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

     Prior to the adoption of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), Georgia Federal had a loan policy permitting officers and directors, as well as employees, to obtain loans on preferential terms in accordance with the then applicable Federal Home Loan Bank Board regulations. After the adoption of FIRREA, Georgia Federal ceased making preferential loans to its executive officers, directors or principal shareholders, but a loan made under the prior policy to one individual who is now an executive officer of FFMC was outstanding during a portion of 1993 while such individual was an executive officer of FFMC. Georgia Federal's previous policy permitted first mortgage loans to officers and other employees at adjustable rates equal to one percent over the bank's cost of funds, subject to adjustment every September 1. During the applicable portion of 1993 these rates were less than a percentage point below rates on comparable loans to unrelated persons. Mr. Jackson was the only executive officer of FFMC who had a loan which was made at special employee rates under the Georgia Federal policy in effect prior to FIRREA and which was outstanding during 1993 while such individual was an executive officer of FFMC. Mr. Jackson had a 30-year first mortgage loan on a residence which originated April 28, 1989, with the highest balance during 1993 being $196,425. Effective January 28, 1993, at which time the outstanding balance and adjustable rate were $196,208 and 7%, respectively, Mr. Jackson converted this loan to one with Georgia Federal which does not have a preferential interest rate. In the opinion of Georgia Federal, this loan did not involve more than the normal risk of collectibility or present other unfavorable features during the period in which it had a preferential interest rate.

     George L. Cohen, a member of the Board of Directors, is a partner in the law firm of Sutherland, Asbill & Brennan and served as a member of the Compensation Committee until April 27, 1993. Sutherland, Asbill & Brennan acts as primary outside legal counsel to FFMC.

     On August 18, 1993, FFMC acquired through merger with a wholly-owned subsidiary of FFMC all of the issued and outstanding stock of each of International Banking Technologies, Inc. ("IBT") and Prime Consulting Group, Inc. ("Prime") in exchange for 1,000,000 shares of FFMC Common Stock. The transaction was accounted for as a pooling of interests. Virgil R. Williams, a member of the Board of Directors of FFMC since October 27, 1993, and his brother, James M. Williams, Jr. (collectively, the "Williamses"), each owned 50% of the outstanding capital stock of IBT and each was an executive officer of both IBT and Prime.

     IBT and Monolith Construction Company, Inc. ("Monolith") are parties to an agreement, dated August 17, 1993, pursuant to which Monolith agrees to provide certain prefabricated minibranch banking units and related services to IBT for a period of ten years from the date of the contract. Monolith is the preferred supplier of such units and the contract calls for a fixed price per unit, subject to adjustment only to reflect annual changes in a specified construction cost index. The contract with IBT represents approximately 60% of Monolith's revenues. Each of the Williamses is an executive officer of Monolith and holds 47.5% of Monolith's outstanding capital stock.

     IBT and Prime lease the space for their executive offices from FWA Associates, L.P. Both of the Williamses are limited partners in FWA Associates, L.P., each holding a 24% direct and a 3.33% indirect interest in the partnership. The IBT lease covers approximately 14,000 square feet and has a term which commenced on May 1, 1988, and which is scheduled to expire on April 30, 1998. The IBT lease calls for an initial annual rental of $132,00, with annual escalation over the term of the lease equal to the rate of annual increase in the Consumer Price Index multiplied by the previous year's rent, such increases not to exceed 6% per annum on a cumulative basis. The Prime lease is for approximately 2,850 square feet contiguous to that of IBT, and has a term which commenced on December 1, 1988, and which is also scheduled to expire on April 30, 1998. Neither lease contains any renewal options. The Prime lease provides for an initial annual rental of $42,750, with annual escalations over the term of the lease at the same rate as that discussed above for the IBT lease.

     IBT had an agreement with Equipment Technologies, Inc. ("ETI"), the stock of which is owned 50% by Virgil Williams and 50% by James Williams, pursuant to which IBT agreed to loan ETI funds under a working capital line of credit in the principal amount of up to $2,000,000, with interest at prime plus 1%. During 1993, the highest outstanding principal balance under the loan was $1,425,000. From August 19, 1993, the date on which the acquisition of IBT was consummated, no further advances under the line of credit were made to ETI by IBT. The outstanding principal balance of $1,425,000 was repaid in full on February 28, 1994, and the line of credit was terminated.

     At the time of the acquisition of IBT and Prime, IBT was in possession of notes receivable (the "Notes") from its then shareholders, the Williamses. The Notes are demand notes, bearing interest at 8%, and relate to funds withdrawn by the shareholders for purposes unrelated to IBT. During 1993, the highest outstanding principal balance on the notes was $1,773,490 in the aggregate (Virgil Williams -- $1,405,990; James Williams -- $367,500). As of February 28, 1994, the outstanding principal balance on the notes was $1,773,490 in the aggregate (Virgil Williams -- $1,405,990; James Williams -- $367,500).

                          SECURITIES OWNERSHIP REPORTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires FFMC's officers (as defined in Section 16 (a)) and directors, and persons who own more than 10% of a registered class of FFMC's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish FFMC with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to FFMC, or written representations that no Forms 5 were required, FFMC believes that during or with respect to the year ended December 31, 1993, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Deloitte & Touche as independent accountants of FFMC for 1994. Deloitte & Touche, as successor by merger to Touche Ross & Co., has been FFMC's independent public accountants since 1972.

     Representatives of Deloitte & Touche are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     A shareholder who wishes to submit a proposal for action at the 1995 Annual Meeting and have the proposal included in the proxy statement for such meeting must send his proposal sufficiently in advance so that it is received at FFMC's principal executive offices by December 15, 1994. The shareholder should also notify FFMC in writing regarding his intention to appear personally at the meeting to present his proposal at the time he submits his proposal.

                                 OTHER MATTERS

     Management of FFMC is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned herein. If any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

     If any shareholder desires to present a matter of business for action at the 1994 Annual Meeting, such matter must be described in a written notice by such shareholder delivered to the Secretary of FFMC at FFMC's principal executive offices not less than five days prior to the date of the Annual Meeting, in accordance with Section 2.7 of FFMC's Bylaws, a copy of which may be obtained from the Secretary.

                                          By Order of the Board of Directors

                                          STEPHEN D. KANE
                                          Secretary

VOTING INSTRUCTIONS    FIRST FINANCIAL MANAGEMENT CORPORATION
                              SAVINGS PLUS PLAN

            THIS CARD REQUESTS VOTING INSTRUCTIONS FOR THE PLAN TRUSTEE. IT IS NOT A PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, BUT THE BOARD OF DIRECTORS HAS RECOMMENDED A VOTE FOR THE NOMINEES LISTED BELOW.

  The undersigned participant in the Savings Plus Plan (the "Plan") of First Financial Management Corporation ("FFMC") hereby instructs Wachovia Bank of Georgia, N.A. (the "Trustee") to vote all shares of FFMC Common Stock credited to the undersigned's account(s) under the Plan as of March 11, 1994 as designated below at the annual meeting of shareholders to be held on April 27, 1994, or any adjournment thereof.

1) ELECTION OF DIRECTORS (Check applicable box.)

   / / FOR ALL NOMINEES listed below (except as marked to the contrary below).              / / WITHHOLD AUTHORITY to vote for all
                                                                                                nominees listed below.
   Patrick H. Thomas, George L. Cohen, Robert E. Coleman, Jack R. Kelly, Jr.,
   Henry A. Leslie, M. Tarlton Pittard, Charles B. Presley and Virgil R.
   Williams

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


- ----------------------------------------------------------------------------------------------

2) DISCRETIONARY AUTHORITY (Check applicable box)

  / / The Trustee is authorized to exercise its discretion to vote upon such other          / / WITHHOLD AUTHORITY to vote on any
      business as may properly come before the meeting.                                         other business.


  When this voting instruction card is properly executed and returned, the shares covered hereby will be voted in the manner directed herein by the undersigned Plan participant. If this voting instruction card is signed and returned without otherwise specifying how the Trustee should vote, the Trustee will vote the shares held in the participant's account(s) under the Plan FOR the election of all the nominees for Director set forth above and the Trustee may exercise its discretion to vote on any other business that may properly come before the meeting. If no voting instruction card is returned, the shares held in the participant's account(s) under the Plan will be voted with respect to the above nominees in the same proportion as the shares held in the Plan for which voting instructions are received from Plan participants.


   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD IN THE
                           ENCLOSED PREPAID ENVELOPE

            (Continued and to be signed and dated on reverse side)


                        (Continued from the other side)

THE TRUSTEE'S VOTE WITH RESPECT TO THE TOTAL NUMBER OF SHARES HELD FOR ALL PLAN PARTICIPANTS WILL BE REPORTED TO FFMC ON AN AGGREGATE BASIS FOR ALL SUCH SHARES. EACH PARTICIPANT'S VOTING INSTRUCTION CARD WILL BE TREATED AS CONFIDENTIAL AND WILL NOT BE MADE KNOWN TO ANY DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF FFMC.

Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.





                                          -----------------------------------
                                          Signature

                                          -----------------------------------
                                          Signature if held jointly

                                          Dated:
                                                 ----------------------, 1994


Please mark, sign, date and return this voting instruction card promptly using the enclosed envelope which requires no postage if mailed in the United States. It should be received by the Trustee no later than 5 p.m., April 25, 1994.

PROXY
                    FIRST FINANCIAL MANAGEMENT CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick H. Thomas and M. Tarlton Pittard, and each of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes both or either of them to represent and to vote, as designated below, all the shares of common stock of First Financial Management Corporation held of record by the undersigned on March 11, 1994, at the annual meeting of shareholders to be held on April 27, 1994, or any adjournment thereof.


1) ELECTION OF DIRECTORS (Check applicable box.)

   / / FOR ALL NOMINEES listed below (except as marked to the contrary below).     / /      WITHHOLD AUTHORITY to vote for all
   Patrick H. Thomas, George L. Cohen, Robert E. Coleman, Jack R. Kelly, Jr.,                nominees listed below.
   Henry A. Leslie,  M. Tarlton Pittard, Charles B. Presley and Virgil R. Williams

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


- -----------------------------------------------------------------------------

2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all of the nominees for Director set forth above.

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN
                            THE ENCLOSED PREPAID ENVELOPE

          (Continued and to be signed and dated on the reverse side)


                        (Continued from the other side)

PROXY - SOLICITED BY THE BOARD OF DIRECTORS

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                          ------------------------------------
                                          Signature


                                          ------------------------------------
                                          Signature if held jointly


                                          Dated -------------------------, 1994


Please mark, sign, date and return this proxy card promptly using the enclosed envelope which requires no postage if mailed in the United States.